ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made and entered into on ___/_/_______, 2011, by, between and among BBHW MEDIA GROUP, LLC., a Florida limited liability company, (the "Seller"), and DIGITAL BLUE DOG, LLC, a Florida limited liability company ("Buyer").

WITNESSETH:

WHEREAS, Seller desires to sell and assign to Buyer, and Buyer desires to buy and assume from Seller, substantially all of the assets of Seller's DOOH sign business , located at 2147 Porter Lake Drive, Suite E, Sarasota, FL 34240("Business"), exclusive of the Excluded Assets (as hereafter defined); and

WHERAS, the DOOH sign business consists of the installation or brokering of electrical signage including LCD, LED, Plasma signs and related products and

WHEREAS, in order to carry out the foregoing objectives, Buyer and Seller desire to enter into this Agreement and the ancillary agreements contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby represent, warrant, covenant and agree as follows:

1. Terms of Sale.

1.1 Transferred Assets. Upon the terms and subject to the conditions set forth herein, the Seller hereby agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer hereby agrees to purchase, the assets of the Seller (the "Assets"), including but not limited to the following specific assets (but excluding the Excluded Assets, as hereinafter defined):

(a) All of Seller's right, title and interest in the trade name: "BBHW MEDIA GROUP, LLC";

(b) All customer mailing lists owned by Seller and used in connection with the Business (the "Lists");

(c) All files and records (whether in print or electronic format) maintained by Seller with respect to the Lists;

(d) All copyrights and other rights of Seller in materials (including but not limited to articles, photographs, advertisements) which can be transferred to Buyer at no cost to Seller including all advertising files (including all native elements which Seller has available), logos, listing database records and other materials associated with the production of the Business;

(e) Seller's rights in the domain name URL's www.bbhwmediagroup.com;

(f) All equipment, furniture and fixtures and other tangible assets of the Business listed on **Exhibit "A"**;

(g) All goodwill, going concern value, licenses and contracts used by the Seller in its Business, telephone number and all Yellow Page or online advertisement contracts and rights;

(h) All contracts, whether oral or written, and business opportunities of Seller related to the DOOH Business including those contracts specifically referenced on **Exhibit "A"**;

(i) all warranties, guarantees and covenants not to compete with respect

to the Business;

(j) Seller will, at Seller's expense, complete any and all of the projects that it started and has taken a deposit on except for any projects listed on Exhibit A and/or any projects that may come in before "closing".

(k) all claims of Seller against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent;

(l) all data, reports, books, records and other recorded knowledge related to the Business, including client and customer lists and records, personnel records, referral sources, research and development records, production records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, sales, advertising, marketing and promotional materials, studies, correspondence and all other documents and records relating to the Business;

m) all rights under express or implied warranties relating to the Purchased Assets; and

(n) all computer software, documentation and, with respect to software owned by Seller, related object and source codes.

All of the assets, property and rights of Seller to be transferred to Buyer are hereinafter referred to collectively as the "Assets".

1.2 Allocation of Purchase Price. The price paid to the Seller shall cover all assets and debt of the Seller.

1.3 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include any of the following:

(a) All minute books, stock transfer records and shares of capital stock of the Seller;

(b) All cash on hand; and

(c) All accounts receivable.

1.4 Liabilities. Buyer shall in no event assume or be responsible for any liabilities, liens, security interests, claims, obligations or encumbrances of Seller, contingent or otherwise. In addition, Seller shall continue to be liable for any damages, liabilities, expenses or costs arising out of any claims related to the business of the Seller prior to the Closing.

1.5 Purchase Price. The purchase price to be paid by Buyer to Seller for the sale and transfer of the Assets and Debt to Buyer shall be ONE DOLLAR AND 00/100 ($1.00) and shall be paid in cleared funds via check or wire and shall be paid at Closing.

1.6 Deliveries by Seller. In order to effectuate the sale, assignment, transfer and conveyance of the Assets contemplated by this Agreement, on Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer a Bill of Sale, Assignment of Contracts and such other instruments and documents of assignment, transfer and conveyance as Buyer shall deem reasonably necessary or appropriate to vest in and confirm to Buyer good and marketable title to the Assets, including, without limitation, all right, title and interest therein of Seller, free and clear of any lien or encumbrance, except for the Assumed Liabilities and as otherwise provided herein.

1.7 Closing. The consummation of the within enumerated transactions is herein designated as the "Closing". The Closing shall take place on or before __________________, 2011, at such location as the Buyer and Seller shall determine.

2. Representations and Warranties of Seller. Seller represents and warrants to the Buyer as follows:

2.1 Authority. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as it is presently being conducted, to own, use and sell the Assets free and clear of all liens and encumbrances, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement.

2.2 Authorization. The execution and delivery of this Agreement to Buyer and the carrying out of the provisions hereof have been duly authorized by the shareholders of the Seller. To the best of Seller's knowledge, this Agreement is, and each other agreement or instrument of Seller contemplated hereby, when executed and delivered by Seller in accordance with the terms thereof, will be the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

2.3 Permits and Licenses. To the best of Seller's knowledge, Seller has all necessary permits, certificates, licenses, approvals, consents, and other authorizations required to carry on and conduct the Business and to own, lease, use, and operate the Assets at the places and in the manner in which the Business is conducted.

2.4 Non-Contravention. To the best of Seller's knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or will constitute a default under, or conflict with: (i) Seller's Articles of Incorporation or Bylaws, (ii) any judgment, decree, order or award of any court or tribunal in any jurisdiction or any federal, state, local, domestic, foreign or bureau or other governmental authority or instrumentality ("Governmental Authority") or arbitrator against Seller, (iii) any statute or law or any judgment, order, decree, rule or regulation of any court or Governmental Authority or arbitrator ("Applicable Law") to which Seller is subject or by which any of Seller's Assets may be bound or affected, or (iv) any material agreement binding on Seller. In addition, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will, conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, license, instrument, or other arrangement to which Seller is a party or by which either is bound or to which any of the Assets are subject (or will result in the imposition of any Security Interest upon any of the Assets). As used in this Agreement the term "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other interest securing an obligation of any party.

2.5 Tax Matters. Seller has filed all tax returns that it was required to file on a timely basis and as of the Closing will have filed all tax returns required to be filed on or prior to such date, including extensions thereof. To the best of Seller's knowledge, all such tax returns were and as of the Closing will be correct and complete in all material respects. To the best of Seller's knowledge, all taxes due and payable by Seller (whether or not shown on any tax return) have been paid and as of the Closing will be paid. To the best of Seller's knowledge, Seller has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party, and as of the Closing will have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid to the aforementioned parties. Seller represents and

warrants that to the best of their knowledge, the tax returns accurately represent the true financial position of Seller as of the dates set forth in such tax returns. For purposes of this Agreement, "tax" or "taxes" shall mean all federal, state, county, local, and other taxes (including, without limitation, income taxes; premium taxes; single business taxes; excise taxes; sales taxes; use taxes; value-added taxes; gross receipts taxes; franchise taxes; ad valorem taxes; real estate taxes; severance taxes; capital levy taxes; transfer taxes; stamp taxes; employment, unemployment, and payroll-related taxes; withholding taxes; and governmental charges and assessments), and include interest, additions to tax, and penalties.

2.6 Litigation. To the best of Seller's knowledge, there is no suit or action, or legal, administrative, arbitration or other proceeding or governmental investigation, affecting the Assets pending, or to the knowledge of Seller, threatened against Seller which might materially or adversely affect the Assets, financial condition of Seller or the conduct of Seller's Business. Seller further represents that there is no outstanding judgment, decree, or order against Seller which affects Seller or the Assets in any material way. The details of all actions or proceedings which are first threatened or become pending against Seller at any time during the term of this Agreement shall be disclosed to Buyer in writing as soon as possible, but not later than Closing.

2.7 Capacity. Seller hereby acknowledges, represent and agree that: (a) it has reviewed this Agreement with legal counsel of its choosing; (b) it is under no disability which would render this Agreement invalid and has full power and authority to execute this Agreement and fully carry out its terms; and (c) this Agreement is entered into freely and voluntarily and Seller is not under duress or compulsion whatsoever in executing this Agreement.

2.8 Condition of Assets. To the best of Seller's knowledge, at the time of Closing, the Assets are in good working condition and operable for their intended purpose and any purchased inventory is in good condition, not obsolete or defective, and is useable or saleable in the usual and ordinary course of business.

2.9 Good Title. Seller has and shall transfer to Buyer at Closing good and marketable title to the Assets being sold and transferred hereunder, free and clear of any and all security interests, encumbrances or liens whatsoever, except for the Assumed Liabilities.

2.10 No Insolvency. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its assets or properties is pending or, to the best of Seller's knowledge, threatened. Seller has not taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

2.11 Operation of Business. To the best of Seller's knowledge, there has not been any occurrence, condition, or development that has adversely affected, or is likely to adversely affect, Seller's condition (financial or otherwise), operations, or the Assets in any material respect. Seller has, prior to and as of Closing, operated the Business in the ordinary course. Seller has not become a party to any other agreement, understanding, transaction or commitment that involves the sale, conveyance, transfer, lease, encumbrance, assignment, pledge, or other disposition of the Assets except in the ordinary course of business; or involved the purchase of supplies or equipment to be furnished after Closing in excess of the reasonable requirements of the Business.

2.12 Employee Matters. To the best of Seller's knowledge, Seller is and will be at Closing, in compliance in all respects with all applicable state and federal laws respecting employment and employment practices, terms and conditions of employment and wages and

hours. On or before the Closing, Seller shall have paid all its accrued obligations relating to employees (whether arising by operation of law, by contract, or by past services) or payments to trusts or other funds, to any government agency, or to any individual employee. There are no binding contracts with any employees of the business extending beyond the date of the employees' periodic payment, and there are no written employment contracts. Seller warrants and represents that it has not made any promises of pay increases or other employee benefits to any of Seller's employees, and will not do so without the prior written consent of Buyer.

2.13 Books and Records. To the best of Seller's knowledge, all books, records, financial statements, income tax returns, and other documents relevant to Seller's Business are complete and accurate in all material respects. Seller has made prior to Closing a full disclosure in writing to Buyer of any matters that are not disclosed in the written documentation and written information given by Seller to Buyer that would materially and adversely affect Seller's Business.

2.14 Validity of Contracts. Seller represents and warrants to Buyer that the contracts transferred hereunder including, without limitation, those described on Exhibit "A", attached hereto, (the "Contracts") are (i) validly existing and in full force and effect, and (ii) no event of default has occurred with respect to the Contracts.

2.15 Representations and Warranties. No representation or warranty by Seller or its principal shareholder in this Agreement or any documents provided hereunder contains any untrue statement or omits to state any material fact necessary to make the statements contained herein not misleading. All representations and warranties made in this Agreement and any documents provided hereunder shall be true and correct as of the date of Closing with the same force and effect as if they had been made on and as of such date.

3. Representation of Buyer. The Buyer represents and warrants to the Seller as of the Closing the following:

3.1 Organization and Authority; Valid and Binding Agreement. (a) Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida, with full power and authority to conduct its business as presently conducted, to own, lease or operate its assets and properties now owned, leased or used by it, to execute and deliver this Agreement and all of the other agreements and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. (b) The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Buyer and do not require any further action on the part of Buyer. (c) This Agreement is, and each other agreement or instrument of Buyer contemplated hereby, when executed and delivered by Buyer in accordance with the terms thereof, will be, the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity. (d) Neither Buyer nor any of its officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.
(e) Buyer represents and warrants to seller that Buyer has the funds required to consummate the transaction contemplated by this Agreement, including the financial resources to pay the Purchase Price when due in accordance with the terms of this Agreement.

3.2 Non-Contravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms and provisions of, or will constitute a default under, or conflict with, (i) Buyer's Articles of Organization or Operating Agreement, (ii) any judgment, decree, order or award of any governmental authority or arbitrator against Buyer, (iii) any applicable law which is applicable to Buyer, or (iv) any material agreement binding on Buyer.

3.3 Disclosure. Now and at the time of Closing, no representation or warranty made to Seller contained in this Agreement or in any agreement or instrument contemplated hereby and no statement contained in the Exhibits or Schedules hereto or any certificate, document or instrument delivered by Buyer pursuant hereto or thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. All representations and warranties made in this Agreement and any documents provided hereunder shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made on and as of such date.

4. Action Prior to the Closing. Buyer and/or Seller covenant and agree to take the following actions between the date hereof and the Closing:

4.1 Representations and Warranties. The representations and warranties made by Buyer and Seller in this Agreement, and the statements of Seller contained in the Exhibits hereto or in any other agreement, instrument or certificate delivered by Seller pursuant to this Agreement shall be true and correct in all material respects when made and at and as of the Closing.

4.2 Seller's Authority. Seller shall deliver to Buyer on or before Closing certifications and authorizations satisfactory to Buyer that Seller is authorized to consummate the transactions contemplated pursuant to the terms of this Agreement, including the approval of the Agreement by the requisite number of shareholders of Seller.

4.3 Absence of Material Adverse Change. There shall be no material adverse change in the business or financial condition of Seller, or any material loss or casualty to the Assets or the business prospects of Seller, from and after the date of this Agreement up to the Closing.

5. Confidentiality. Buyer shall hold all information it receives concerning the purchase of the Business in confidence and shall not disclose such information to any parties, except that Buyer may disclose such information to its representatives and to prospective lenders and their representatives. Buyer shall require that all persons who receive any of this information directly or indirectly from Buyer agree in advance, in writing, to abide by the terms and conditions of this paragraph. The foregoing restrictions shall not apply to disclosures of information required by law or court order, or to information concerning the Agreement that is available to the general public other than through disclosure by Seller or its agents in violation of this paragraph. Neither Buyer nor any agents of Buyer shall contact any of Seller's employees without prior written consent of Seller. If the transaction contemplated by this Agreement is not completed, then all information provided to the Buyer by the Seller including, but not limited to, written, electronic or any other type of information whatsoever, along with any copies made of such information, shall be returned to Seller immediately upon written request by Seller.

6. Indemnification. Seller shall indemnify, defend and hold Buyer, each of the officers, agents and managers and current members of Buyer as of the Closing Date, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities,

damages, recoveries and deficiencies, including, without limitation, reasonable attorneys' fees (collectively, "Losses"), that it shall incur or suffer, which directly or indirectly arise out of, result from, or relate to any breach, or failure to perform, any of Seller's representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Seller under this Agreement. The indemnification described herein shall also apply in the event of an assertion against Buyer, or Seller's assets, by any person, entity, government or subdivision thereof, of any claim, demand, penalty, fine, or tax accruing prior to the Closing. Likewise, Buyer shall indemnify, defend and hold Seller, each of the officers, agents and directors and current shareholders of Seller as of the Closing Date, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, reasonable attorneys' fees (collectively, "Losses"), that it shall incur or suffer, which directly or indirectly arise out of, result from, or relate to any breach, or failure to perform, any of Buyer's representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Buyer under this Agreement.

7. Miscellaneous.

7.1 Transfer Costs. All applicable sales, transfer, documentary, use, filing, and other taxes and fees that may be due or payable as a result of the conveyance, assignment, transfer or delivery of the Assets or Business to Buyer as provided herein, whether levied on the Seller or Buyer shall be borne by the Seller.

7.2 Future Cooperation. The parties acknowledge that they will cooperate with each other subsequent to the Closing and sign any and all other documents necessary or desirable to consummate the transactions described herein.

7.3 Effectiveness. This Agreement supersedes any and all agreements, if any, previously made between the parties relating to the subject matter hereof, and there are no understandings or agreements other than those included herein.

7.4 Non-Waiver. No delay or failure on the part of either party in exercising any right hereunder, and no partial or single exercise thereof will constitute a waiver of such right or of any other right hereunder.

7.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida and the venue of any proceeding to enforce or interpret this Agreement shall be Sarasota County, Florida, only.

7.6 Notice. Any notice required to be provided hereunder shall be deemed delivered if mailed, certified mail, return receipt requested, to the parties at the following addresses, or any subsequent address which may be disclosed in writing by either Seller or Buyer:

Buyer
Digital Blue Dog, LLC
Attn: John Boyle

Sarasota, FL 34240

Seller

BBHW Media Group, LLC.

____
____

7.7 Survival of Representations and Warranties. All representations, warranties and agreements of Seller and Buyer contained in this Agreement or in any agreement or instrument contemplated hereby or in any certificate delivered pursuant hereto or thereto shall survive the execution and delivery hereof and the Closing.

7.8 Amendment. This Agreement shall not be altered or amended except pursuant to any instrument in writing signed by all of the parties hereto.

7.9 Attorney's Fees. If legal action is required to enforce or interpret this Agreement or its terms, the prevailing party is entitled to receive reasonable attorney's fees and court costs for negotiation, trial, appellate proceedings and arbitration.

7.10 Costs. Except as otherwise provided herein, the costs of whatsoever nature of Buyer and Seller in negotiating and closing this transaction (including, without limitation, legal and consulting fees, commissions, retainers and other expenses) shall be the liability of the party incurring such costs.

7.11 Exhibits to Agreement. The terms and conditions of the Exhibits referenced in this Agreement are hereby incorporated herein by reference and made a part of this Agreement.

7.12 Brokers. Seller and Buyer represent and warrant to each other that neither has engaged the services of a broker with respect to this transaction. Each party agrees to indemnify and hold Buyer harmless for all costs, fees and commissions due as a result of such broker's representation of Seller in this transaction.

7.13 Application. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, successors, legal and personal representatives, transferees, and assigns.

7.14 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder of a party hereto shall be assignable by such party without the prior written consent of the other party hereto.

7.15 References. Unless the context otherwise requires, the following shall apply: (i) references to this Agreement shall include any amendment or renewal hereof; (ii) words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole; (iii) whenever any reference is made in this Agreement to a party such reference shall (when applicable) be deemed to be and include references to a party to this Agreement and such party's estate, personal representative, legal representative, heirs, legatees, successors, assigns, and transferees (direct or indirect) thereof; (iv) capitalized words and phrases used in this Agreement that are capitalized for reasons other than syntax or grammar shall have the meanings attributed to them herein; (v) references to the masculine gender in this Agreement shall be deemed to include the feminine and neuter, and references to the singular shall include the plural, and vice versa, where appropriate; (vi) references to a noun, verb, adjective, or adverb shall be deemed to include the inflected form thereof, and vice versa, where appropriate; (vii) any reference to any federal,

state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder; and (viii) the word "including" shall mean including without limitation.

7.16 Interpretation. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning, and not strictly for or against any party hereto.

7.17 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall notaffect the validity or legality of the remainder of this Agreement.

7.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument. A signature page to this Agreement transmitted by telefax or facsimile shall be considered, and shall have the same force and binding effect as, an original signature.

7.19 Drafting of Agreement. Although the initial draft of this Agreement was prepared by legal counsel for the Seller, the parties acknowledge that the drafting of this Agreement was the result of the mutual efforts of the parties and/or their attorneys and recognize that in the event of a dispute or ambiguity in the terms and intent of this Agreement, there shall be no presumption against the party drafting this Agreement.

7.20 Headings. The paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

7.21 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

IN WITNESS WHEREOF, the parties hereto have set their hands on the day and year first above written.

SELLER:

BBHW MEDIA GROUP, LLC., a Florida corporation
By: ______________________
As its: President

BUYER:
DIGITAL BLUE DOG, LLC,
a Florida limited liability company
By: ______________________
JOHN BOYLE
As its: Manager